DEAN HELLER
Secretary of State
206 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction
(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

Filed in the Office of	Business Number C18085-2000
Dean Heller	Filing Number 20060615646-76
Secretary of State	Filed On 09/26/2006
State Of Nevada	Number of Pages 2

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Radial Energy Inc.

2. Description of the original document for which correction is being made:

Certificate of Correction

3. Filing date of the original document for which correction is being made: September 18, 2006

4. Description of the inaccuracy or defect.

The inaccuracies or defects of the Certificate of Amendment are that: (i) the authorized shares as referenced in paragraph 2 was incorrectly referred to as being 75,000 shares @ .001 each; and, (ii) an incorrect form of Certificate of Amendment (pursuant to NRS 78.380 - Before Issuance of Stock) that was not validly executed was utilized and filed.

5. Correction of the inaccuracy or defect.

The correct form of Certificate of Amendment (pursuant to NRS 78.385 and 78.390 – After Issuance of Stock) that references the correct number of shares of authorized capital stock, executed by the President of Radial Energy Inc. is attached hereto as Exhibit A.

6. Signature:

Authorized Signature	Title	Date
[signature]	President	9/20/2006

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.